CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A of Bergio International, Inc. formerly, Diamond Information Institute, Inc. of our report dated March 23, 2009, relating to our audits of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

Cranford, New Jersey
May 4, 2010